As filed with the Securities and Exchange Commission on May 27, 2016

File No. 333- 182779

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO REGISTRATION STATEMENT ON FORM S-8 (No. 333-182779)

UNDER

THE SECURITIES ACT OF 1933

ROPER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	51-0263696
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

6901 Professional Parkway East, Suite 200

Sarasota, Florida 34240

(Address of Principal Executive Offices)

Roper Technologies, Inc.

2006 Incentive Plan, As Amended and Restated

(Full Title of the Plan)

David B. Liner

Vice President, General Counsel and Secretary

Roper Technologies, Inc.

6901 Professional Parkway East, Suite 200

Sarasota, Florida 34240

(941) 556-2601

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ⁭
Non-accelerated filer ⁭(Do not check if a smaller reporting company)	Smaller reporting company ⁭

EXPLANATORY NOTE

Deregistration of Securities

On May 27, 2016, the shareholders of Roper Technologies, Inc. (the “Company”) approved the Roper Technologies, Inc. 2016 Incentive Plan (the “2016 Plan”) and, in connection therewith, no further awards will be made under the Roper Technologies, Inc. 2006 Incentive Plan, as amended (the “2006 Plan”). This Post-Effective Amendment No. 1 is being filed to deregister the 2,075,068 shares of Company common stock that have not yet been issued and remain under the 2006 Plan (the “Carryover Shares”).

Accordingly, the Company hereby withdraws from registration under the Registration Statement on Form S-8, File No. 333-182779, filed with the Securities Exchange Commission on July 20, 2012, the Carryover Shares that have not been and will not be issued under the 2006 Plan. Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the Registration Statement, the Company is filing a Registration Statement on Form S-8 to register the Carryover Shares authorized for issuance under the 2016 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Company has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota and the State of Florida on this 27th day of May, 2016.

ROPER TECHNOLOGIES, INC.

/s/ David B. Liner
By
David B. Liner
Vice President, General Counsel and
Secretary